Exhibit 5.1

47 Esplanade
St Helier
Jersey
JE1 0BD
Henderson Group plc	Channel Islands
47 Esplanade
St Helier	T +44(0) 1534 888900
Jersey	F +44(0) 1534 887744
JE1 0BD	E info@careyolsen.com

Dear Sirs	[•] 2017

Henderson Group plc (the “Company”): registration of ordinary shares under the U.S. Securities Act of 1933, as amended (the “Securities Act”)

1.                                      BACKGROUND

We have acted as Jersey legal advisers to the Company in connection with the registration statement on Form F-4 (Registration No. 333-[•]) (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”) relating to the registration under the Securities Act of [•] ordinary shares of the Company (the “Merger Shares”), which are to be issued by the Company as a result of a merger (the “Merger”) of Janus Capital Group Inc. (“Janus”) and Horizon Orbit Corp. (“Merger Sub”) pursuant to an Agreement and Plan of Merger, dated as of October 3, 2016 among the Company, Janus and Merger Sub (as it may be amended from time to time, the “Merger Agreement”).

2.                                      DOCUMENTS EXAMINED

2.1                               For the purposes of this opinion we have examined and relied upon copies of the following documents:

2.1.1                       the Registration Statement in the form filed with the Commission;

2.1.2                       the Merger Agreement;

PARTNERS:

K Andrews G Coltman K Dixon J Garrood P German W Grace N Journeaux J Kelleher A Kistler S Marks

P Matthams R Milner J Mulholland D O’Connor A Ohlsson M Pallot C Philpott S Riley A Saunders R Smith J Willmott CONSULTANT: N Crocker

2.1.1                       the public records of the Company available for inspection on the web-site of the Registrar of Companies in Jersey (the “Registrar of Companies”) on the date of this Opinion, at the time we carried out such inspection (the “Public Records”);

2.1.2                       a copy of the certificate of incorporation of the Company;

2.1.3                       the memorandum and articles of association of the Company in force as at the date of this opinion and the new memorandum and articles of association (the “New Memorandum and Articles”) proposed to be adopted by the Company with effect from the effective time of the Merger;

2.1.4                       [a consent in connection with the Registration Statement issued to the Company by the Jersey Financial Services Commission pursuant to the Companies (General Provisions) (Jersey) Order 2002, as amended, dated [•] 2017; and]

2.1.5                       [a consent in connection with the issue of share options by the Company to Janus pursuant to the Merger Agreement issued to the Company by the Jersey Financial Services Commission pursuant to the Control of Borrowing (Jersey) Order 1958, as amended, dated [•] 2017.]

2.2                               For the purposes of this opinion, we have not:

2.2.1                       examined any other document relating to the Merger Agreement (including, without limitation, any document incorporated by reference in, or otherwise referred to in, the Registration Statement); or

2.2.2                       undertaken any exercise that is not described in this opinion and, in particular, we have not conducted any searches or enquiries in relation to the Company at any public office or registry in Jersey.

2.3                               In this opinion, “non-assessable” means, in relation to any Merger Shares, that no further sum shall be payable by a holder of those Merger Shares in respect of the issue price of those Merger Shares pursuant to the Merger Agreement.

2.4                               In this opinion, headings are for convenience only and do not affect its interpretation.

3.                                      ASSUMPTIONS

3.1                               In giving this opinion, we have assumed:

3.1.1                       that the Shareholders of the Company will pass resolutions of the Company (the “Shareholder Resolutions”) at a meeting of the Company (the “Meeting”) to, amongst other things, approve:

(a)                       the redenomination of issued share capital and cancellation of unissued shares of the Company;

(b)                       the consolidation of the issued share capital of the Company;

(c)                        the increase of share capital of the Company;

(d)                       the adoption of the New Memorandum and Articles; and

(e)                        the Merger;

3.1.2                       that a meeting of the Company’s board of directors (or a duly authorised committee thereof) has been, or will be, duly convened and held at which it was, or will be, resolved to allot and issue the relevant Merger Shares;

3.1.3                       that all Merger Shares will be, duly allotted and in accordance with the Company’s New Memorandum and Articles;

3.1.4                       the authenticity, accuracy, completeness and conformity to original documents of all documents and certificates examined by us;

3.1.5                       that each party (other than in the case of the Company, the passing of the Shareholder Resolutions) has or had at the relevant time the necessary capacity, power, authority and intention and has or had at the relevant time obtained all necessary agreements, consents, licences or qualifications (whether as a matter of any law or regulation applicable to it or any contractual or other obligation binding upon it) to enter into the documents to which it is a party and that each such party has duly authorised, executed and delivered those documents and that those documents have been duly dated;

3.1.6                       that where we have examined drafts, the Merger Agreement as executed does not differ in any material respect from the drafts that we have examined;

3.1.7                       the genuineness and authenticity of all signatures, initials, stamps and seals on all documents and the completeness and conformity to original documents of all copies examined by us;

3.1.8                       that there is no provision of the law or regulation of any jurisdiction other than Jersey that would have any adverse implication in relation to the opinions expressed in this Opinion;

3.1.9                       that all documents or information required to be filed or registered by or in relation to the Company with the Registrar of Companies have been so filed or registered and appear on the Public Records and are accurate and complete; and

3.1.10                that each of the above assumptions is accurate at the date of this Opinion, and has been and will be accurate at all other relevant times.

3.2                               We have not independently verified the above assumptions.

4.                                      OPINION

4.1                               As a matter of Jersey law and based on, and subject to, the assumptions, limitations and qualification set out in this opinion, we are of the opinion that:

4.1.1                       the Company is duly incorporated with limited liability and validly existing under Jersey law; and

4.1.2                       upon the effectiveness of the Merger and when issued as contemplated by the Registration Statement  and pursuant to the Merger Agreement, the Merger Shares will be validly issued, fully paid and non-assessable.

5.                                      QUALIFICATION

Our opinion is subject to any matter of fact not disclosed to us.

6.                                      JERSEY LAW

This opinion is limited to matters of, and is interpreted in accordance with, Jersey law as at the date of this opinion. We express no opinion with respect to the laws of any other jurisdiction. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may come to our attention or any changes in law which may occur, after the date of this opinion.

7.                                      BENEFIT OF OPINION

7.1                               This opinion is only addressed to, and for the benefit of, the Company. It is given solely in connection with the issue and transfer of Merger Shares pursuant to the Merger Agreement.

Save as set out in paragraph 7.2 below, this opinion may not, without our prior written consent, be transmitted or disclosed to any other person or be relied upon for any other purpose whatsoever.

7.2                               We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the proxy statement/prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours faithfully

Carey Olsen